EXHIBIT 23.2

February 8, 2010

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the reference to the firm and the inclusion of its report dated January 28, 2009 accompanying the audited financial statements of Goldpoint Resources, Inc. as of December 31, 2008 and 2007 in this registration Statement on Form S-8.

Very truly yours,

/s/ Kyle L. Tingle, CPA, LLC
Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road ● Suite 450 ● Las Vegas, Nevada 89120 ● PHONE: (702) 450-2200 ● FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com